Exhibit 4.5

EXECUTION COPY

FIRST AMENDMENT TO SECOND LIEN TERM LOAN AGREEMENT

AND FIRST AMENDMENT TO SECURITY AGREEMENT

AND CONSENT TO AMENDMENT TO INTERCREDITOR AGREEMENT

This FIRST AMENDMENT TO SECOND LIEN TERM LOAN AGREEMENT AND FIRST AMENDMENT TO SECURITY AGREEMENT AND CONSENT TO AMENDMENT TO INTERCREDITOR AGREEMENT (this “Amendment”), dated as of July 25, 2007, is among Critical Homecare Solutions, Inc., a Delaware corporation (“Borrower”), KCHS Holdings, Inc., a Delaware corporation (“Holdings”), the Subsidiary Guarantors, the Lenders party hereto and the Agents (each as defined below).

RECITALS

WHEREAS, Holdings and Borrower are parties to that certain Second Lien Term Loan Agreement, dated as of January 8, 2007 (as amended, restated supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, Borrower, the Subsidiary Guarantors (as defined in the Credit Agreement; unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement), the Lenders, Jefferies Finance LLC, as lead arranger (in such capacity, the “Arranger”), documentation agent (in such capacity, the “Documentation Agent”) and as book manager (in such capacity, the “Book Manager”), Blackstone Corporate Debt Administration L.L.C., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”), and Jefferies & Company, Inc., as syndication agent (in such capacity, the “Syndication Agent”);

WHEREAS, Holdings and Borrower are parties to that certain Security Agreement, dated as of January 8, 2007 (as amended, restated supplemented or otherwise modified from time to time, the “Security Agreement”), among Holdings, Borrower, the Subsidiary Guarantors and the Collateral Agent;

WHEREAS, Holdings and Borrower are parties to that certain Intercreditor Agreement, dated as of January 8, 2007 (as amended, restated supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Holdings, Borrower, the Collateral Agent and Jefferies Finance LLC, as first lien collateral agent;

WHEREAS, pursuant to Section 11.02(b) of the Credit Agreement, the Loan Parties, Administrative Agent, the Collateral Agent and the requisite Lenders party hereto desire to amend certain provisions of the Credit Agreement and the Security Agreement as set forth herein, and the requisite Lenders desire to consent to an amendment to the Intercreditor Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Amendments of Section 1.01 of the Credit Agreement.

(a) The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended by (X) deleting “$2,000,000” and “$1,500,000” in the second and third lines of clause (j) thereof and substituting in lieu thereof “$3,000,000” and “$3,000,000”, respectively; (Y) deleting “$2,500,000” and “$2,000,000” in the second and third lines of clause (k) thereof and substituting in lieu thereof “$3,000,000” and “$3,000,000,” respectively; and (Z) by inserting the following new clause (o):

“(o) costs and expenses directly incurred by Holdings in connection with an IPO (not to exceed $2,500,000 in the aggregate for all periods) during such period, and”.

(b) The definition of “Consolidated Indebtedness” in Section 1.01 of the Credit Agreement is hereby amended by deleting “$1,000,000” in the third line thereof and substituting in lieu thereof “$2,500,000.”

(c) Clause (xi) of the definition of “Permitted Acquisition” in Section 1.01 of the Credit Agreement is hereby amended by (X) inserting the phrase “the East Goshen Acquisition,” in the first line thereof immediately following the phrase “except for” and (Y) deleting the phrase “Closing Date” in the fifth line thereof and substituting the phrase “First Amendment Effective Date” in lieu thereof.

(d) Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in appropriate alphabetical order:

““Applied Health Care” shall mean Applied Health Care, Inc., a Delaware corporation.

“Applied Health Care Acquisition Agreement” shall mean that certain partnership interest purchase agreement, dated as of June 27, 2007, among Applied Health Care, Ltd., Applied HC, L.L.C., each of the persons set forth on Schedule A thereto, CHS Applied Healthcare GP, Inc. and CHS Applied Healthcare LP, Inc.

“Applied Health Care Earn-Out Obligations” shall mean all obligations required to be paid by Applied Health Care, as successor-in-interest to Applied Health Care, Ltd., to Applied HC, L.L.C. and each of the persons set forth on Schedule A to the Applied Health Care Acquisition Agreement in accordance with the earn-out provision set forth in Section 3.1(b) of the Applied Health Care Acquisition Agreement, as in effect on June 27, 2007, up to a maximum of $1,400,000, based on Gross Profit from treatment of two patients under the Cerazyme Business (as such terms are defined in the Applied Health Care Acquisition Agreement, as in effect on the June 27, 2007).

“East Goshen” shall mean East Goshen Pharmacy, Inc., a Pennsylvania corporation.

“East Goshen Acquisition” shall mean the acquisition by Borrower of all of the outstanding capital stock of East Goshen.

“East Goshen Acquisition Agreement” shall mean that certain stock purchase agreement, to be dated on or before September 14, 2007, among East Goshen, each of the persons set forth on Schedule A thereto and Borrower.

“East Goshen Earn-Out Obligations” shall mean all obligations required to be paid by East Goshen to each of the persons set forth on Schedule A to the East Goshen Acquisition Agreement in accordance with the earn-out provision set forth in Section 3.1(b) of the East Goshen Acquisition Agreement up to a maximum of $900,000, based on East Goshen’s EBITDA and Gross Profits for the Earn-Out Period (as such terms are defined in the East Goshen Acquisition Agreement).

“First Amendment Effective Date” shall mean July 25, 2007.

“New England Sellers” shall mean the holders of all of the issued and outstanding common stock of New England set forth on Schedule A to the New England Acquisition Agreement, as in effect on September 8, 2006.”

Section 2. Amendments of Section 5.01 of the Credit Agreement.

(a) Section 5.01(a) of the Credit Agreement is hereby amended by deleting the parenthetical phrase “(including a note with an unaudited consolidating statement of income separating out Borrower and its Subsidiaries)” in the fifth and sixth lines thereof and substituting the parenthetical phrase “(including a note with a statement of income for such period for Borrower’s segments, as determined and prepared in accordance with GAAP, the Securities Act, the Exchange Act and the rules and regulations thereunder)” in lieu thereof.

(b) Section 5.01(b) of the Credit Agreement is hereby amended by deleting the parenthetical phrase “(including a note with a consolidating statement of income separating out Borrower and its Subsidiaries)” in the sixth and seventh lines thereof and substituting the parenthetical phrase “(including a note with a statement of income for such quarterly period for Borrower’s segments, as determined and prepared in accordance with GAAP, the Securities Act, the Exchange Act and the rules and regulations thereunder)” in lieu thereof.

Section 3. Amendment of Section 6.01(l) of the Credit Agreement. Section 6.01(l) of the Credit Agreement is hereby amended by inserting the phrase “, the Applied Health Care Earn-Out Obligations and the East Goshen Earn-Out Obligations” immediately following the phrase “the New England Earn-Out Obligations.”

Section 4. Amendments of Section 6.10 of the Credit Agreement.

(a) Section 6.10(a) of the Credit Agreement is hereby amended by deleting the minimum Consolidated EBITDA covenant level chart in its entirety and substituting in lieu thereof a replacement minimum Consolidated EBITDA covenant level chart in the form attached as Exhibit A hereto.

(b) Section 6.10(b) of the Credit Agreement is hereby amended by deleting the maximum Total Leverage Ratio covenant level chart in its entirety and substituting in lieu thereof a replacement maximum Total Leverage Ratio covenant level chart in the form attached as Exhibit B hereto.

(c) Section 6.10(d) of the Credit Agreement is hereby amended by deleting the maximum Capital Expenditures covenant level chart in its entirety and substituting in lieu thereof a replacement maximum Capital Expenditures covenant level chart in the form attached as Exhibit C hereto.

Section 5. Amendments of Security Agreement.

(a) Section 3.4(c) of the Security Agreement is hereby amended by (X) inserting the following proviso immediately after clause (ii) in the third to last sentence thereof: “provided that aggregate amount on deposit in Deposit Accounts excluded from the requirements of this Section 3.4(c) by virtue of this clause (ii) may not at any time exceed $100,000,” and (Y) by inserting the following new sentence at the end thereof:

“Notwithstanding the foregoing, in connection with the consummation of a Permitted Acquisition, Borrower shall cause each Deposit Account or Lockbox Account of the new Pledgor acquired in such Permitted Acquisition to become subject to a Deposit Account Control Agreement or Lockbox Agreement, as applicable, as soon as reasonably practicable following consummation of such Permitted Acquisition, but in no event later than 90 days following the consummation of such Permitted Acquisition or such later date (but, in no event, to exceed an additional 60 days) as is acceptable to the Collateral Agent in its sole discretion.”

(b) Section 3.4(e) of the Security Agreement is hereby amended by inserting the following new sentence at the end thereof:

“Notwithstanding the foregoing, in connection with the consummation of a Permitted Acquisition, Borrower shall cause each Securities Account or Commodity Account of the new Pledgor acquired in such Permitted Acquisition to become subject to a Control Agreement as soon as reasonably practicable following consummation of such Permitted Acquisition, but in no event later than 90 days following the consummation of such Permitted Acquisition or such later date (but, in no event, to exceed an additional 60 days) as is acceptable to the Collateral Agent in its sole discretion.”

Section 6. Consent to Amendment of Intercreditor Agreement. The requisite Lenders party hereto hereby consent to the following amendment to the Intercreditor Agreement and authorize the Collateral Agent to enter into such documentation as the Collateral Agent shall deem necessary to give effect to such amendment. Section 1.1 of the Intercreditor Agreement shall be amended by deleting the definition of “First Lien Cap Amount” in its entirety and substituting in lieu thereof the following:

““First Lien Cap Amount” means (I) $149,600,000, plus (II) the principal amount of Loans (not to exceed $6,000,000) made pursuant to the First Lien Credit Agreement the proceeds of which are applied to make Permitted Acquisitions, minus (III) the sum of (A) the amount of all repayments and prepayments applied to the principal amount of any term loans under the First Lien Loan Documents and (B) the amount of all repayments and prepayments of the principal amount of any revolving loan under the First Lien Loan Documents, to the extent accompanied by a corresponding reduction in the applicable commitment amount (other than reductions in sub-facility commitment amounts where not accompanied by a reduction in the related facility commitment amounts) (excluding, in all events, any such repayments and prepayments to the extent (and only to the extent) Refinanced at the time of such repayment or prepayment, as the case may be, with a principal (or equivalent) amount of Indebtedness).”

Section 7. Conditions Precedent. This Amendment shall become effective upon satisfaction of each of the following conditions precedent:

(a) The Administrative Agent and the Collateral Agent shall have received all of the following, in form and substance satisfactory to the Administrative Agent and the Collateral Agent:

(i) Amendment. This Amendment and each other instrument, document or certificate required by the Administrative Agent or the Collateral Agent, duly executed and delivered by Holdings, Borrower, the requisite Lenders and any other person in connection with this Amendment; and

(ii) Additional Information. Such additional documents, instruments and information as the Administrative Agent or the Collateral Agent may reasonably request to effect the transactions contemplated hereby.

(b) The representations and warranties contained herein and in the Loan Documents shall be true and correct in all material respects as of the date hereof as if made on the date hereof (except for those which by their terms specifically refer to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

(c) All corporate proceedings taken in connection with the execution and delivery of this Amendment and all other agreements, documents and instruments executed and/or delivered pursuant thereto, and all legal matters incident thereto, shall be satisfactory to the Administrative Agent and the Collateral Agent.

(d) No Default or Event of Default shall have occurred and be continuing after giving effect to this Amendment.

(e) Borrower shall have paid all outstanding costs and expenses of the Agents (including, without limitation, the fees, costs and expenses of counsel to the Agents) incurred from and after the Closing Date through the date of this Amendment.

Section 8. Representations and Warranties. Each Loan Party hereby represents and warrants to the Agents and the Lenders that, as of the date hereof and after giving effect to this Amendment, (a) all representations and warranties set forth in the Credit Agreement, the Security Agreement and in any other Loan Document are true and correct in all material respects as if made again on and as of such date (except those, if any, which by their terms specifically relate only to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date), (b) no Default or Event of Default has occurred and is continuing, and (c) the Credit Agreement (as amended by this Amendment), the Security Agreement (as amended by this Amendment) and all other Loan Documents are and remain legal, valid, binding and enforceable obligations of the Loan Parties in accordance with the terms thereof except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought in equity or at law).

Section 9. Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document shall survive the execution and delivery of this Amendment, and no investigation by any Agent or any Lender shall affect the representations and warranties or the right of the Agents and the Lenders to rely upon them. If any representation or warranty made in this Amendment is false in any material respect as of the date made or deemed made, then such shall constitute an Event of Default under the Credit Agreement.

Section 10. Reference to Agreement. Each of the Loan Documents, including the Credit Agreement and the Security Agreement, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement or the Security Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement or the Security Agreement, as applicable, whether direct or indirect, shall mean a reference to the Credit Agreement or the Security Agreement, as applicable, as amended hereby. This Amendment shall constitute a Loan Document under the Credit Agreement.

Section 11. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12. Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 13. Limited Effect. This Amendment relates only to the specific matters expressly covered herein, shall not be considered to be a waiver of any rights or remedies any Agent or Lender may have under the Credit Agreement or the Security Agreement or under any other Loan Document, and shall not be considered to create a course of dealing or to otherwise obligate in any respect any Agent or Lender to execute similar or other amendments or grant any waivers under the same or similar or other circumstances in the future.

Section 14. Ratification by Guarantors. The Guarantors acknowledge that their respective consents to this Amendment are not required, but the Guarantors nevertheless hereby agree and consent to this Amendment and to the documents and agreements referred to herein. The Guarantors agree and acknowledge that (i) notwithstanding the effectiveness of this Amendment, the Guarantors’ respective Guarantees shall remain in full force and effect without modification thereto and (ii) nothing herein shall in any way limit any of the terms or provisions of the Guarantors’ respective Guarantees or any other Loan Document executed by the Guarantors (as the same may be amended from time to time), all of which are hereby ratified, confirmed and affirmed in all respects. The Guarantors hereby agree and acknowledge that no other agreement, instrument, consent or document shall be required to give effect to this Section 14. The Guarantors hereby further acknowledge that Borrower, the Agents and any Lender may from time to time enter into any further amendments, modifications, terminations and/or waivers of any provisions of the Loan Documents without notice to or consent from the Guarantors and without affecting the validity or enforceability of the Guarantors’ respective Guarantees or giving rise to any reduction, limitation, impairment, discharge or termination of the Guarantors’ respective Guarantees.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Second Lien Term Loan Agreement and First Amendment to Security Agreement and Consent to Amendment to Intercreditor Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

KCHS HOLDINGS, INC., as Holdings

By:	/s/ Mary Jane Graves
Name:	Mary Jane Graves
Title:

CRITICAL HOMECARE SOLUTIONS, INC., as Borrower

By:	/s/ Mary Jane Graves
Name:	Mary Jane Graves
Title:

SUBSIDIARY GUARANTORS:

SPECIALTY PHARMA, INC.
NEW ENGLAND HOME THERAPIES, INC.
PROFESSIONAL HOME CARE SERVICES, INC.
DEACONESS ENTERPRISES, INC.
DEACONESS HOMECARE, INC.
ELK VALLEY HEALTH SERVICES, INC.
ELK VALLEY PROFESSIONAL AFFILIATES, INC.
ELK VALLEY HOME HEALTH CARE AGENCY, INC.
CEDAR CREEK HOME HEALTH CARE AGENCY, INC.
GERICARE, INC.
INFUSION PARTNERS, INC.
KNOXVILLE HOME THERAPIES, LLC
REGIONAL AMBULATORY DIAGNOSTICS, INC.
SOUTH MISSISSIPPI HOME HEALTH, INC.
SOUTH MISSISSIPPI HOME HEALTH, INC. – REGION I
SOUTH MISSISSIPPI HOME HEALTH, INC. – REGION II
SOUTH MISSISSIPPI HOME HEALTH, INC. – REGION III
INFUSION SOLUTIONS, INC.
APPLIED HEALTH CARE, INC.

By:	/s/ Mary Jane Graves
Title:	Mary Jane Graves
Name:

JEFFERIES FINANCE LLC, as Arranger, Book Manager and Documentation Agent

By:	/s/ E. J. Hess
Name:	E. J. Hess
Title:	Managing Director

First Amendment to Second Lien Term Loan Agreement

    and First Amendment to Security Agreement and Consent to Amendment to Intercreditor Agreement

JEFFERIES & COMPANY, INC., as Syndication Agent

By:	/s/ Thomas Brady
Name:	Thomas Brady
Title:	Managing Director

BLACKSTONE CORPORATE DEBT ADMINISTRATION L.L.C., as Administrative Agent and Collateral Agent

By:	/s/ Howard Gilles
Name:	Howard Gilles
Title:	Authorized Signer

S.A.C. DOMESTIC INVESTMENTS, LP,
as a Lender

By:	S.A.C. CAPITAL MANAGEMENT, LLC, its General Partner

	By:	/s/ Peter Nussbaum
	Name:	Peter Nussbaum
	Title:	Authorized Signatory

BLACKSTONE MEZZANINE PARTNERS II L.P., as a Lender

	By:	Blackstone Mezzanine Associates II L.P.,
its General Partner

		By:	Blackstone Mezzanine Management Associates II L.L.C., its General Partner

			By:	/s/ Howard Gellis
			Name:	Howard Gellis
			Title:	Authorized Signer

BLACKSTONE MEZZANINE HOLDINGS II L.P., as a Lender

	By:	Blackstone Mezzanine Associates II L.P., its General Partner

		By:	Blackstone Mezzanine Management Associates II L.L.C., its General Partner

			By:	/s/ Howard Gellis
			Name:	Howard Gellis
			Title:	Authorized Signer

BLACKSTONE INTERMEDIATE FUNDING L.P., as a Lender

By:	/s/ Howard Gellis
Name:	Howard Gellis
Title:	Authorized Signer

S-2

First Amendment to Second Lien Term Loan Agreement

  and First Amendment to Security Agreement and Consent to Amendment to Intercreditor Agreement

EXHIBIT A TO AMENDMENT1

Test Period End Date	(A) Consolidated EBITDA Amount	(B) Consolidated EBITDA Amount
March 31, 2007	$19,500,000	$19,500,000
June 30, 2007	$19,700,000	$19,700,000
September 30, 2007	$22,500,000	$21,500,000
December 31, 2007	$23,200,000	$22,100,000
March 31, 2008	$23,600,000	$22,600,000
June 30, 2008	$24,300,000	$23,200,000
September 30, 2008	$24,900,000	$23,900,000
December 31, 2008	$25,600,000	$24,500,000
March 31, 2009	$26,500,000	$25,400,000
June 30, 2009	$26,500,000	$25,400,000
September 30, 2009	$27,300,000	$26,300,000
December 31, 2009	$28,200,000	$27,200,000
March 31, 2010	$30,800,000	$29,800,000
June 30, 2010	$30,800,000	$29,800,000
September 30, 2010	$30,800,000	$29,800,000
December 31, 2010	$30,800,000	$29,800,000
March 31, 2011	$32,600,000	$31,500,000
June 30, 2011	$32,600,000	$31,500,000
September 30, 2011	$32,600,000	$31,500,000
December 31, 2011	$32,600,000	$31,500,000
March 31, 2012	$32,600,000	$31,500,000
June 30, 2012	$32,600,000	$31,500,000
September 30, 2012	$32,600,000	$31,500,000
December 30, 2012	$32,600,000	$31,500,000

[1]

The minimum Consolidated EBITDA required under Section 6.10(a) will be equal to (i) the amounts set forth in Column (A) if the East Goshen Acquisition is completed on or before September 14, 2007 and (ii) the amounts set forth in Column (B) if the East Goshen Acquisition is not completed on or prior to September 14, 2007, in each case for the respective dates indicated.

EXHIBIT B TO AMENDMENT

Test Period End Date	Total Leverage Ratio
March 31, 2007	6.25:1.00
June 30, 2007	6.25:1.00
September 30, 2007	6.00:1.00
December 31, 2007	6.00:1.00
March 31, 2008	5.75:1.00
June 30, 2008	5.50:1.00
September 30, 2008	5.25:1.00
December 31, 2008	5.00:1.00
March 31, 2009	4.50:1.00
June 30, 2009	4.25:1.00
September 30, 2009	4.00:1.00
December 31, 2009	4.00:1.00
March 31, 2010	3.75:1.00
June 30, 2010	3.50:1.00
September 30, 2010	3.25:1.00
December 31, 2010	3.25:1.00
March 31, 2011	3.00:1.00
June 30, 2011	3.00:1.00
September 30, 2011	3.00:1.00
December 31, 2011	3.00:1.00
March 31, 2012	3.00:1.00
June 30, 2012	3.00:1.00
September 30, 2012	3.00:1.00
December 30, 2012	3.00:1.00

EXHIBIT C TO AMENDMENT

Period	Capital Expenditure Amount
March 31, 2007	$5,200,000
June 30, 2007	$5,500,000
September 30, 2007	$6,300,000
December 31, 2007	$6,600,000
March 31, 2008	$6,300,000
June 30, 2008	$5,900,000
September 30, 2008	$5,400,000
December 31, 2008	$5,400,000
March 31, 2009	$5,400,000
June 30, 2009	$5,400,000
September 30, 2009	$5,400,000
December 31, 2009	$5,400,000
March 31, 2010, and March 31, June 30, September 30 and December 31 of each year thereafter	$6,100,000